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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                       EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank

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                                             Collection Period:                                 1-Jan-98               31-Jan-98
                                             Distribution Date:                                17-Feb-98

                                                                                                                   Per $1,000 of
                                                                                                                     Original
Statement for Class A and Class B Certificateholders Pursuant                                                    Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                         Certificate Amount
                                                                                                                ------------------
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(i)    Principal Distribution
           Class A Certificate Amount                                                    $  9,570,233.70         $  24.93261832
           Class B Certificate Amount                                                    $    720,340.17         $  24.93216704

(ii)   Interest Distribution
           Class A Certificate Amount                                                    $    979,182.83         $   2.55099223
           Class B Certificate Amount                                                    $     76,561.52         $   2.64992109

(iii)  Servicing Fee                                                                     $    163,238.38         $   0.39550322

(iv)   Class A Certificate Balance (after principal distributions)                       $172,603,316.04
       Class A Pool Factor (after principal distributions)                                     0.4496706
       Class B Certificate Balance (after principal distributions)                       $ 12,992,170.37
       Class B Pool Factor (after principal distributions)                                     0.4496805

(v)    Total Pool Balance (end of Collection Period)                                     $185,595,486.44

                                                                                          Current Period           Cumulative
                                                                                         ---------------         --------------

(vi)   Defaulted Receivables                                                             $    275,071.46         $ 4,933,964.36
       Liquidation Proceeds                                                                   108,410.84           1,871,844.76
                                                                                         ===============         ==============
       Aggregate Net Losses                                                              $    166,660.62         $ 3,062,119.60
                                                                                         ===============         ==============

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicier:
           Principal Portion                                                             $             -
           Interest Portion                                                              $             -

(viii) Class A Interest Carryover Shortfall                                              $             -
       Class B Interest Carryover Shortfall                                              $             -
       Class A Principal Carryover Shortfall                                             $             -
       Class B Principal Carryover Shortfall                                             $             -

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                     $  9,279,774.32

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                $  9,279,774.32
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